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                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Registration Statement of Mazel Stores, Inc. on Form S-1 of our report dated August 11, 1995 relating to the combined financial statements of Odd Job Trading Corp., POW Trading Corp., HIA Trading Associates and Central Processing Associates appearing in the Prospectus, which is part of this Registration Statement.

     We also consent to the reference to us under the heading "Selected Financial and Operating Data" and "Experts" in such Prospectus.

/S/ DELOITTE & TOUCHE LLP

New York, New York
November 20, 1996